Exhibit 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP __________

ARCHIMEDES TECH SPAC PARTNERS III CO.

INCORPORATED IN CAYMAN ISLANDS
ORDINARY SHARE

THIS CERTIFIES THAT
is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, PAR VALUE OF $0.0001 EACH, OF

ARCHIMEDES TECH SPAC PARTNERS III CO.
(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be required to redeem all of its ordinary shares sold in its initial public offering if it is unable to complete a business combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be further amended from time to time, all as more fully described in the Company’s final prospectus dated         , 2026.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the electronic or facsimile signatures of its duly authorized officers.

Chief Executive Officer	Chief Financial Officer

ARCHIMEDES TECH SPAC PARTNERS III CO.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common				(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

the ordinary shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said ordinary shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated            , 2026, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the completion window, as set forth in the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or redeem 100% of its ordinary shares sold in its initial public offering if it does not consummate an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.